UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

After completing an interim review in preparation for the filing of the Form 10-KSB for the year ended December 31, 2006, Power3 Medical Product Inc.’s (the “Company”) management and Board of Directors concluded on June 26, 2007, that the Company’s financial statements contained within the Company’s 10-KSB for the year ended December 31, 2005, should be restated, and that such previously filed financial statements should no longer be relied upon, as previously presented. The Company intends to file amended financial statements for the year ended December 31, 2005, within it’s 10-KSB for the year ended December 31, 2006.

The restatement requires a recognition, in the Balance Sheet, of the impairment of Goodwill, as of December 31, 2005. In addition, the Company’s Balance Sheet will be restated to reflect a minor adjustment to Deferred Compensation Expense and Additional Paid In Capital, resulting from a minor adjustment to Stock Compensation Expense for 2005.

Item 9.01	Financial Statements and Exhibits

( c )	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Steven B. Rash
Steven B. Rash
Chairman and CEO

Date: July 2, 2007